Exhibit 10.36

PAYMENT OF THIS NOTE IS SUBORDINATED TO PAYMENT OF (I) THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT AMONG POWERSCOURT INVESTMENTS XXV, LP, HORIZON TECHNOLOGY FINANCE CORPORATION AND THE INVESTORS, OF EVEN DATE HEREWITH), AND (II) THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT AMONG SILICON VALLEY BANK AND THE INVESTORS, OF EVEN DATE HEREWITH).

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUED UPON CONVERSION HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY JURISDICTION. SUCH SECURITIES AND ANY SECURITIES ISSUED UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION AND FILING IN ALL SUCH JURISDICTIONS.

CONVERTIBLE INSTRUMENT

Instrument: N - [#]

$[ ]	[DATE]

FOR VALUE RECEIVED, GreenLight Biosciences, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [                ] (the “Payee”), the principal amount of [                ] Dollars ($[                ]) on the Maturity Date.

This Instrument is one of a series of Instruments that are being issued pursuant to a Convertible Instrument Investment Agreement dated as of [DATE OF INITIAL CLOSING] among the Company and certain investors named therein (the “Investors”), including the Payee (as it may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Purchase Agreement. Each Instrument ranks equally and ratably with the other Instruments without priority over one another. No payment shall be made hereunder unless payment is made with respect to the other Instruments in an amount which bears the same ratio to the then unpaid principal and accrued but unpaid interest on such other Instruments as the payment made hereon bears to the then unpaid principal and accrued but unpaid interest under this Instrument.

1.    Interest. The principal balance of this Instrument outstanding from time to time shall bear interest at the applicable interest rate specified in the Purchase Agreement. Unless earlier converted or prepaid pursuant to the terms of the Purchase Agreement, such interest shall accrue and shall be due and payable in arrears (together with principal) on the Maturity Date.

2.    Payments. Payment of principal and interest shall be made in lawful money of the United States of America at the address of the Payee set forth on the signature page to the Purchase Agreement, or at such other place as the holder hereof shall have designated to the Company in writing.

3.    Events of Default. Upon the occurrence of any Event of Default, the entire unpaid principal balance of this Instrument and all unpaid accrued interest hereunder shall become immediately due and payable without notice or demand.

4.    Conversion.

4.1.    Qualified Financing. Upon the closing of a Qualified Financing, all of the principal on this Instrument shall automatically convert into shares of the Qualified Financing Securities at the applicable per share price set forth in the Purchase Agreement, and the Payee shall execute all necessary documents in connection with such Qualified Financing, all as more fully described in the Purchase Agreement. All interest accrued on this Instrument shall be payable in cash.

4.2.    Company Sale or IPO. Upon the closing of a Trigger Event, the Payee shall be entitled to receive in respect of this Instrument certain consideration as more fully described in the Purchase Agreement.

5.    New Instrument. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Instrument, the Company will issue a new convertible instrument, with like terms and conditions and dated the original date of this Instrument, in lieu of such lost, stolen, destroyed or mutilated Instrument, and in such event the holder thereof agrees to indemnify and hold harmless the Company in respect of any such lost, stolen, destroyed or mutilated Instrument.

6.    Officers and Directors Not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Instrument.

7.    Miscellaneous.

7.1.    The undersigned and every endorser or guarantor of this Instrument, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral available to the Payee, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable.

7.2.    By accepting this Instrument, the Payee and each subsequent holder of this Instrument acknowledges and agrees that all payments under this Instrument shall be subordinate to any present or future debt obligation of the Company to any bank or other institutional lender and to any present or future indebtedness on account of trade payables evidenced by secured promissory notes. Upon request by the Company, the Payee and each subsequent holder of this Instrument agrees to confirm this subordination relationship to any such bank or institutional lender in a form reasonably acceptable to such bank or other institutional lender.

7.3.    The provisions of this Instrument shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

7.4.    Notwithstanding anything herein to the contrary, payment of any interest, expense or other amount shall not be required if such payment would be unlawful. In any such event, this Instrument shall automatically be deemed amended so that interest charges and all other payments required hereunder, individually and in the aggregate, shall be equal to but not greater than the maximum permitted by law.

7.5.    This Instrument may be amended or modified, and any provision of this Instrument may be waived, only with the written consent of the Company and (a) the holder hereof, or (b) the Required Holders (as defined in the Instrument Purchase Agreement); provided, that in the case of clause (b), no such amendment, modification or waiver shall be effective without the written consent of the holder hereof to the extent such amendment, modification or waiver adversely affects the rights of the holder of this Instrument in a manner different from those of the holders of the other Instruments (other than differences related solely to the different principal amounts or issue dates of the Instruments). Any amendment effected in accordance with the immediately preceding sentence shall be binding upon the Company, the Payee and each transferee of this Instrument.

7.6.    In the event any one or more of the provisions of this Instrument shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Instrument operate or would prospectively operate to invalidate this Instrument, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Instrument and the remaining provisions of this Instrument shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Instrument as an instrument under seal as of the date first above written.

GreenLight Biosciences, Inc.

By:
Name:
Title:

Name of Payee:

Principal Amount:

Date of Instrument:

SIGNATURE PAGE TO GREENLIGHT

CONVERTIBLE INSTRUMENT